[ASTA
 FUNDING, INC. LOGO]

                                                                    Exhibit 99.1
FOR IMMEDIATE RELEASE

CONTACT:
                                            Stephen D. Axelrod, CFA
Mitchell Cohen, CFO                         Alisa D. Steinberg (Media)
ASTA FUNDING, INC.                          WOLFE AXELROD WEINBERGER ASSOC. LLC
(201) 567-5648                              (212) 370-4500; (212) 370-4505(Fax)
                                            steve@wolfeaxelrod.com
                                            alisa@wolfeaxelrod.com


          ASTA FUNDING ANNOUNCES RECORD FIRST QUARTER FINANCIAL RESULTS

     - REVENUES INCREASE 46.5% AND EARNINGS PER SHARE RISES 48.8% TO $0.64 -

ENGLEWOOD CLIFFS, NJ, FEBRUARY 9, 2006 -- ASTA FUNDING, INC., (NASDAQ: ASFI), a leading consumer receivable asset management and liquidation company, today reported record results for its fiscal first quarter, the three months ended December 31, 2005.

Net income for the three months ended December 31, 2005, rose 50.8% to $9,312,000, or $0.64 per diluted share, compared to $6,175,000, or $0.43 per diluted share, in the first quarter of the prior year. Revenues for the three months ended December 31, 2005 were $20,260,000, a 46.5% increase over revenues of $13,830,000 in the prior year's quarter.

Gary Stern, Chief Executive Officer, said, "I am very pleased to report record first quarter results. These excellent results continue to validate our business model, whereby we purchase portfolios at attractive prices, outsource the vast majority of our collections, use an aggressive suit strategy and yield excellent financial performance. These superb results come during a seasonally slower quarter as it encompasses the holiday season. Net collections from consumer receivables acquired for liquidation was $46.2 million for the first quarter, up 25.5% from $36.8 million in the prior year's quarter." Cash collections represented by account sales were 30% of net cash collections in the quarter, down from 41% in the first quarter of fiscal 2004 and down from 39.9% in the fourth quarter of fiscal 2005.


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

Mr. Stern continued, "I am also pleased with the Company's purchases for our first fiscal quarter, which were completed at attractive prices. Asta's purchases for the quarter amounted to $2.1 billion of face value receivables for a purchase price of $102.4 million, consisting primarily of credit card portfolios with approximately 13% of the purchases during the quarter coming from telecom portfolios. Asta will continue to pursue telecom paper as long as pricing meets our strict criteria, as these portfolios have historically performed as well as our credit card portfolios."

Mr. Stern concluded, "Our business structure remains solid. We believe the recent addition of VATIV Recovery Solutions LLC will only enhance our servicing and purchasing capabilities, especially in the bankruptcy arena, which is a key factor in light of the Bankruptcy Reform Act of 2005. Asta still has a lot of capacity for future growth and its expenses continue to be relatively fixed. At the same time, stockholders' equity continues to expand, with the book value rising 26.5% to $11.33 per share at the end of the first quarter, up from a book value of $8.96 per share the same time last year."

Asta Funding will conduct a teleconference today at 12:00 noon EST. To participate please dial USA/Canada (877) 511-5818, International (706) 634-1462 about 5 -10 minutes prior to 12:00 noon EST. Please refer to the Asta Funding earnings teleconference ID 5173155. A recording of the conference call will be available from 3:00 pm EST February 9th through February 16th, by dialing USA/ Canada (800) 642-1687, International (706) 645-9291, conference ID 5173155.

                         -------------------------------

Based in Englewood Cliffs, NJ, ASTA FUNDING, INC., is a leading consumer receivable asset management company that specializes in the purchase, management and liquidation of performing and non-performing consumer receivables. For additional information, please visit our website at http://www.astafunding.com.

Except for historical information contained herein, the matters set forth in this news release are "forward-looking" statements (as defined in the Private Securities Litigation Reform Act of 1995.) Although Asta Funding, Inc. believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, there can be no assurance that its expectations will be realized. Forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from Asta Funding, Inc.'s expectations. Factors that could contribute to such differences include those identified in Asta Funding, Inc.'s Form 10-K for the fiscal year ended September 30, 2005, and those described from time to time in Asta Funding, Inc.'s other filings with the Securities and Exchange Commission, news releases and other communications, including that Asta may not be able to purchase consumer receivable portfolios at favorable prices or on sufficiently favorable terms or at all. Asta Funding, Inc.'s reports with the Securities and Exchange Commission are available free of charge through its website at http://www.astafunding.com.

                                                  - FINANCIAL TABLES TO FOLLOW -

                       ASTA FUNDING, INC. AND SUBSIDIARIES

                   CONSOLIDATED STATEMENTS OF OPERATIONS DATA
                                   (UNAUDITED)

                                                                                        THREE MONTHS ENDED
                                                                                           DECEMBER  31,
                                                                                    2005                    2004
                                                                                    ----                    ----
Revenues
   Finance income, net                                                       $20,260,000             $13,830,000
                                                                             -----------             -----------

Expenses
   General and administrative                                                  3,952,000               3,044,000
   Interest                                                                      663,000                 407,000
                                                                             -----------             -----------

                                                                               4,615,000               3,451,000
                                                                             -----------             -----------
Income before income taxes                                                    15,645,000              10,379,000
Income tax expense                                                             6,333,000               4,204,000
                                                                             -----------             -----------

Net income                                                                    $9,312,000              $6,175,000
                                                                              ==========              ==========

Net income per share -- Basic                                                    $  0.68                 $  0.46
                                                                                 =======                 =======

                        Diluted                                                  $  0.64                 $  0.43
                                                                                 =======                 =======

Weighted average number of shares outstanding:
                        Basic                                                 13,598,000              13,471,000
                                                                              ==========              ==========

                        Diluted                                               14,474,000              14,303,000
                                                                              ==========              ==========

                                                                        - MORE -

                       ASTA FUNDING, INC. AND SUBSIDIARIES

                         CONSOLIDATED BALANCE SHEET DATA

                                                                             DECEMBER 31,          SEPTEMBER 30,
                                                                                 2005                  2005
                                                                                 ----                  ----

                                                                            (UNAUDITED)
                                 ASSETS
Cash                                                                        $  3,347,000             $ 4,059,000
Consumer receivables acquired for liquidation                                249,183,000             172,727,000
Due from third party collection agencies and attorneys                         1,780,000               1,425,000
Furniture and equipment, net                                                     983,000                 989,000
Other assets                                                                     785,000                 838,000
                                                                                 -------                 -------

          Total assets                                                      $256,078,000            $180,038,000
                                                                            ============            ============

                    LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
   Debt                                                                      $91,720,000             $29,285,000
   Other liabilities                                                           2,900,000               4,180,000
   Income taxes payable                                                        7,221,000               1,243,000
   Deferred income taxes                                                         153,000                 153,000
                                                                                 -------                 -------

          Total liabilities                                                  101,994,000              34,861,000
                                                                             -----------              ----------


Stockholders' Equity
   Preferred stock, $.01 par value; authorized 5,000,000; issued and outstanding -- none
   Common stock, $.01 par value; authorized 30,000,000 shares; issued and outstanding -- 13,603,000 at December 31, 2005 and 13,595,000
   at September 30, 2005                                                         136,000                 136,000
   Additional paid-in capital                                                 60,938,000              60,798,000
   Retained earnings                                                          93,010,000              84,243,000
                                                                              ----------              ----------

          Total stockholders' equity                                         154,084,000             145,177,000
                                                                             -----------             -----------

Total liabilities and stockholders' equity                                  $256,078,000            $180,038,000
                                                                            ============            ============

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